                                                                   EXHIBIT 10.26

                               LICENSE AGREEMENT


                                    between



                           LIPOSOME TECHNOLOGY, INC.


                                      and



                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                  TABLE OF CONTENTS



[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                               TABLE OF CONTENTS

                                                                                               Page
1.   DEFINITIONS..................................................................................   2
2.   GRANT........................................................................................   4
3.   SUBLICENSES..................................................................................   5
4.   LICENSE ISSUE FEE............................................................................   8
5.   ROYALTIES....................................................................................   8
6.   DUE DILIGENCE................................................................................  10
7.   OUARTERLY REPORTS............................................................................  12
8.   BOOKS AND RECORDS............................................................................  13
9.   LIFE OF THE AGREEMENT........................................................................  14
10.  TERMINATION BY THE REGENTS...................................................................  15
11.  TERMINATION BY THE LICENSEE..................................................................  15
12.  DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION....................................  16
13.  PATENT PROSECUTION AND MAINTENANCE...........................................................  16
14.  PATENT MARKING...............................................................................  17
15.  USE OF NAMES. TRADE NAMES, AND TRADEMARKS....................................................  17
16.  WARRANTY BY THE REGENTS......................................................................  17
17.  INFRINGEMENT.................................................................................  18
18.  WAIVER.......................................................................................  21
19.  MOST FAVORED LICENSEE........................................................................  21
20.  ARBITRATION..................................................................................  22
21.  ASSIGNABILITY................................................................................  22
22.  INDEMNITY....................................................................................  22
23.  LATE PAYMENTS................................................................................  23
24.  FOREIGN LICENSE REGISTRATION.................................................................  23
25.  NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE
     COMPETITION AND PATENT TERM RESTORATION ACT..................................................  23
26.  NOTICES......................................................................................  24
27.  GOVERNING LAWS...............................................................................  25
28.  FORCE MAJEURE................................................................................  25
29.  MISCELLANEOUS................................................................................  25

                                      i.

     UC Case:  77-151-4 (HUNT)
     040986

                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT is made and entered into this 1st day of August 1986 by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, having statewide administrative offices at 2199 Addison Street, Berkeley, California 94720, hereinafter referred to as "The Regents", and LIPOSOME TECHNOLOGY INC., a corporation having a principal place of business at 1050 Hamilton Court, Menlo Park, California 94025, hereinafter referred to as the "Licensee".

                             W I T N E S S E T H:

     WHEREAS, certain inventions, generally characterized as method of producing liposomes [*], hereinafter collectively referred to as "the Invention", were made in the course of research at the University of California, [*] by [*] and are covered by Regents' Patent Rights as defined below;

     WHEREAS, the Invention was made in the course of research sponsored in part by the U.S. Department of Health and Human Services, hereinafter referred to as "DHHS", and as a consequence this license is subject to overriding obligations to the federal government;

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                      1.

     WHEREAS, The Regents have elected to retain Patent Rights in and to the Invention and to administer the Invention according to Public Law 96-517;

     WHEREAS, The Regents are desirous that the Invention be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public;

     WHEREAS, the Licensee is desirous of obtaining certain rights from The Regents for the commercial development, use, and sale of the Invention, and The Regents are willing to grant such rights; and

     WHEREAS, the Licensee represents that it has the manufacturing facilities, know-how, wherewithal, intent and desire to develop the Invention in accordance with the terms of this Agreement for commercial use and desires to acquire certain rights to manufacture, use and sell the Invention in the Territory, as defined below;

     NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the parties, as follows:
                               1.   DEFINITIONS
                               ----------------

     1.1 "Regents' Patent Rights", as used herein, means patent rights in and to the Invention, including, any subject matter claimed in or covered by any of the U.S. patents and foreign patent applications set forth in Exhibit "A", attached hereto and made a part hereof; any continuing or corresponding applications thereof; any patents issuing on said applications or continuing or corresponding applications including any and all extensions, sustitutions, renewals, reissues or additions of or to any of the aforesaid patents and patent applications.

     1.2 "Licensed Products", as used herein, means any product, apparatus, kit or component part thereof, or other subject matter whose manufacture, use, or sale is covered by any Valid Claim or Claims included within Regents' Patent Rights.

[*] =CONFIDENTIAL TREATMENT REQUESTED

     1.3 "Licensed Method", as used herein, means any method, procedure, process or other subject matter whose use, or practice is covered by any Valid Claim or Claims included within Regents' Patent Rights.

     1.4 ". . . covered by . . ." as used herein, means Licensed Products that when made, used, or sold or a Licensed Method which when practiced would constitute, but for the license granted to the Licensee pursuant to this Agreement, an infringement of any Valid Claim or Claims of Regents' Patent Rights.

     1.5 "Net Selling Price", as used herein, means the gross invoice price of Licensed Products sold for cash or any other consideration to unaffiliated customers by Licensee, less the sum of the following deductions where applicable: cash, trade or quantity discounts, if any; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges; and allowances or. credits to customers because of rejections, returns, retroactive price deductions, and all other invoiced allowances and adjustments actually credited to customers, whether during the specific royalty period or not.

     1.6 "Valid Claim", as used herein, means either (a) a claim of an issued and unexpired patent included within Regents' Patent Rights which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer; or (b) a claim of a pending patent application included within Regents' Patent Rights.

     1.7 "Affiliate", as used herein, means any corporation which controls, is controlled by, or is under common control with, a party to this Agreement. A corporation shall be regarded

[*] =CONFIDENTIAL TREATMENT REQUESTED
as in control of another corporation if it owns or directly or indirectly controls at least 40% of the voting stock of the other corporation.

     1.8 "Primary Applications", as used herein, means the use or intended use of Licensed Products or Licensed Methods within or upon a living human body for the purpose of preventing or treating a medical condition, where the means of administering Licensed Products or of using Licensed Method involves either [*].

     1.9 "Secondary Applications", as used herein, means the use or intended use of Licensed Products or Licensed Methods other than those uses which constitute Primary Applications.

     1.10 "Essential Patent", as used herein, means any patent owned by Licensee, the claims of which read on a Licensed Product and the utilization of which is essential to either the successful manufacture of said Licensed Product or the successful therapeutic use of said Licensed Product.

                                  2.   GRANT
                                  --   -----

     2.1 Except as otherwise provided herein, The Regents hereby grant to the Licensee a license under Regents' Patent Rights to make, have made, use, and sell Licensed Products and to practice Licensed Method throughout the world where The Regents may lawfully grant such a license.

     2.2 Subject to the possibility of extension as specified in paragraph 2.3, the license granted in paragraph 2.1 shall, with regard to Primary Applications, be exclusive from the effective date of this Agreement until the first to occur of the following two dates: (a) five (5) years after the first commercial sale of Licensed Product, or (b) eight (8) years after the effective date of this Agreement. After the exclusivity period described in this paragraph 2.2, the license as to Primary Applications will be identical to the license for Secondary Applications.

[*] =CONFIDENTIAL TREATMENT REQUESTED

     2.3 The Regents agree to make all reasonable efforts, with the assistance of Licensee, to successfully petition DHHS for an extension to the exclusive period specified in paragraph 2.2, as provided for in Public Law 96-517.

     2.4 The license granted in paragraph 2.1 shall, with regard to Secondary Applications, be exclusive until the expiration date of the-last to expire patent included within Regents' Patent Rights, but with a mandatory obligation on the part of Licensee to issue sub-licenses to interested parties, according to the provisions of Section 3 of this Agreement.

     2.5 The license granted in paragraph 2.1 shall be subject to all applicable provisions of DHHS regulations governing licenses to inventions funded by DHHS, and to Public Law 96-517, as amended.

     2.6 The Regents expressly reserve the right to use and license others' use of the Invention and associated technology for noncommercial educational and research purposes.

                               3.   SUBLICENSES
                               ----------------

     3.1 The Regents also grant to Licensee the right to issue sublicenses with respect to the license granted in paragraph 2.1. The issuance of such sublicenses shall be discretionary with Licensee in the case of Primary Applications during the period of exclusivity specified in paragraph 2.2. In the case of Secondary Applications, and Primary Applications after the period of exclusivity, it shall be obligatory on the part of Licensee to issue sublicenses in accordance with the provisions of this Section 3.

     3.2 The Licensee agrees that it will enter into good-faith bargaining with any responsible party which expresses interest in a non-exclusive license to the Secondary Applications of the invention, and to Primary Applications of the invention after the period of exclusivity for Licensee's rights to such Primary Applications. The terms of such sublicenses

[*] =CONFIDENTIAL TREATMENT REQUESTED
shall be reasonable and substantially similar among each other. Licensee agrees that, regarding such expressions of interest from third parties, it will:

          (3.2a) Report the fact of all such inquiries to The Regents on a quarterly basis;

          (3.2b) Respond to all such inquiries with a statement to the inquiring party to the effect that Licensee is required by The Regents to enter into such sublicenses on reasonable terms, and that the potential sub-licensee has a right to arbitration should a sublicense on reasonable terms not be consummated; and

          (3.2c) Report to The Regents on a quarterly basis the progress of all such negotiations, specifically noting each case where a sublicense does not result.

     3.3 In the event Licensee and a potential sublicensee are unable to agree on terms for such a sublicense, then the potential sublicensee shall be offered the opportunity to refer the reasonableness of such terms to arbitration, in accordance with the provisions of paragraph 20.1

     3.4 The Licensee shall provide The Regents with a copy of each sublicense issued hereunder, and shall guarantee the availability of sufficient information from such sublicensee to determine that obligations of the Licensee to The Regents are being met.

     3.5 As consideration for this right to issue sublicenses, Licensee agrees to pay The Regents as follows:

          (3.5a) [*] of all gross royalty income payable to Licensee by the terms of each such sublicense. Such payment to The Regents shall be made quarterly on or before the following dates each year:

                         January 31

[*] =CONFIDENTIAL TREATMENT REQUESTED

                    April 30
                    July 31
                    October 31

                  Each such payment will be for royalties accruing to The Regents within Licensee's most recently completed fiscal quarter.

          (3.5b) In the case that Licensed Products are covered by Essential Patents, then for each such Essential Patent the Percentage specified in paragraph (3.5a) shall be reduced by [*] percentage points [e.g. for one Essential Patent, the percentage of royalty income due to The Regents drops from [*] to [*], provided however that in no case shall the percentage of royalty income due to The Regents be below [*].

          (3.5c) The sum of [*] for each sublicense issued, the payment of which shall become due when and if a New Drug Application is filed with the US Food and Drug Administration (FDA) by or on behalf of such sublicensee for a Licensed Product. This payment shall be creditable by Licensee toward royalties due to The Regents on account of such sublicense.

          (3.5d) In the event that The Regents and the Licensee are unable to agree on whether any particular patent falls within the definition of Essential Patent, then either party may submit such dispute to arbitration, in accordance with the provisions of paragraph 20.1.

     3.6 Upon termination of this Agreement for any reason, The Regents, at their sole discretion, shall determine whether any or all sublicenses shall be cancelled or assigned to The Regents.

[*] =CONFIDENTIAL TREATMENT REQUESTED

                            4.   LICENSE ISSUE FEE
                            ----------------------

     4.1 For the license acquired hereunder, the Licensee shall pay to The Regents a License Issue Fee of [*] upon execution of this Agreement.

     4.2 This fee is non-refundable and not an advance against earned royalties.

                                5.   ROYALTIES
                                --------------

     5.1 As consideration for the license granted hereunder, the Licensee shall pay to The Regents an earned royalty on sales by it of Licensed Products, according to the following schedule:

          (5.1a) [*] of the Net Selling Price for Licensed Products not covered by patent claims of unaffiliated third parties to whom Licensee is paying an ad valorum royalty based on Net Selling
                                        -- -------
                  Price of such Licensed Products.

          (5.1b) In all cases where Licensed Product is covered by patent claims of unaffiliated third parties to whom Licensee is paying an ad valorum royalty, then the royalty due The Regents
                            -- -------
                  specified in paragraph (5.la) shall be multiplied by a fraction, the numerator of which shall be [*] and the denominator of which shall be the sum of all royalties payable by Licensee to unaffiliated third parties, including The Regents, expressed as a percentage of the Net Selling Price of Licensed Products, provided however that in no event shall the royalty due to The Regents be reduced below [*] of Net Selling Price.

     5.2 Licensed Products shall be considered sold when used by the Licensee or invoiced, and if not invoiced, when delivered to a non-affiliated third party by Licensee.

     5.3 Royalties accruing to The Regents shall be paid to The Regents quarterly on or before the following dates each year:

[*] =CONFIDENTIAL TREATMENT REQUESTED

                    January 31
                    April 30
                    July 31
                    October 31

Each such payment will be for royalties accruing to The Regents within Licensee's most recently completed fiscal quarter.

     5.4 Commencing with the first January 1 occurring more than six (6) months after the date of first commercial sale of Licensed Products, or with the first January 1 occurring more than five (5) years after the effective date of this Agreement, whichever is sooner, the Licensee shall pay to The Regents a minimum annual royalty for the life of Regents' Patent Rights, according to the schedule below:

                    1st January 1       [*]
                    2nd January 1       [*]
                    3rd January 1       [*]
                    4th and subsequent
                         January l's    [*]

Such minimum annual royalties shall be paid through the life of the last to expire of Regents' Patent Rights, and each payment shall be fully creditable against total earned royalties with respect to the year in which the advance payment is made.

     5.5 Except as hereinafter provided in this paragraph 5.5, all monies due The Regents shall be payable in United States funds collectible at par in San Francisco, California. If at any time legal restrictions prevent the prompt remittance of part or all royalties by the Licensee or any sublicensee with respect to any country where a Licensed Product is sold, the Licensee or

[*] =CONFIDENTIAL TREATMENT REQUESTED
such sublicensee shall have the right and option to make such payments by depositing the amount thereof in local currency to The Regents' account in a bank or other depository in such country.

     5.6 No royalties shall be collected or paid hereunder on Licensed Products made, used and/or sold to the U.S. Government.

     5.7 All expenses incurred by the Licensee in the payment of government imposed maintenance fees or taxes on patent applications or patents included in Regents' Patent Rights in any country shall be credited against royalties due to The Regents in respect to sales of Licensed Products within such country.

     5.8 In the event that any patent or any claim thereof included within Regents' Patent Rights under which Licensee is selling a Licensed Product shall be held invalid or unenforceable in a decision by a court of competent jurisdiction, whether or not there is a conflicting decision by another court of competent jurisdiction in the same country, Licensee shall not be obligated to make further royalty payments on sales covered by such claims until such decision shall be finally reversed by an unappealed or unappealable decree of a court of competent jurisdiction of higher dignity, in which event royalty payments shall be resumed and the payments not theretofore made shall become due and payable. Notwithstanding the foregoing, Licensee shall not be relieved from paying royalties that accrued before such decision.

                              6.   DUE DILIGENCE
                              ------------------

     6.1 The Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Products.

     6.2 The Licensee shall be entitled to exercise prudent and justifiable business judgment in meeting its due diligence obligations hereunder.

[*] =CONFIDENTIAL TREATMENT REQUESTED

     6.3 Subject to the provisions of paragraph 6.2, the Licensee shall endeavor to obtain all necessary approvals for the manufacture, use and sale of Licensed Products in the United States. Upon obtaining regulatory approval to market a Licensed Product in a particular country, and, where applicable, a government reimbursement price, Licensee or such Affiliate or other sublicensee shall proceed in due course with the commercial introduction and marketing of such Licensed Product in such country.

     6.4 The Licensee shall keep The Regents informed as to the progress in the development and testing of all Licensed Products and the preparing, filing, and obtaining of the approvals necessary for marketing. Beginning July 1, 1986 and semi-annually thereafter, the Licensee shall submit to The Regents a progress report covering the Licensee's activities related to the development and the securing of the requisite approvals. These reports shall be made until the date of first commercial sale of Licensed Product.

     6.5 Subject to the provisions of paragraph 6.2, Licensee agrees to use its best efforts:

          a)  to file an NDA for a Licensed Product with the FDA within seven
          (7) years after the effective date of this Agreement;

          b)  to market such Licensed Product in the United States within six
          (6) months after receiving final approval from FDA of such Licensed Product's NDA; and

          c) following commencement of marketing, to reasonably fill the market demands for such Licensed Products.

     If Licensee shall fail to fulfill its obligations under subparagraphs (a) through (c) above, then The Regents shall have the right and option to convert the Licensee's exclusive license to a nonexclusive license, in addition to its right of termination pursuant to paragraph 10.1 of this

[*] =CONFIDENTIAL TREATMENT REQUESTED

Agreement. For purposes of this Article 6, the term "best efforts"' shall mean efforts consistent with those the Licensee would exercise on its other commercial projects or products of comparable commercial value.

     6.6 To exercise the right to terminate or to convert the license to a nonexclusive license for lack of diligence, providing that arbitration has not been requested, The Regents must give the Licensee written notice of any deficiency. The Licensee thereafter shall have sixty (60) days to cure the deficiency or to request arbitration. If The Regents have not received a written request for arbitration or if the deficiency has not been cured by the end of the sixty (60) day period, then The Regents may, at any time thereafter and at their option, terminate the license or convert the Licensee's exclusive license to a nonexclusive license by giving written notice to the Licensee.

                            7.   QUARTERLY REPORTS
                            ----------------------

     7.1 Commencing with the quarter in which the first commercial sale of Licensed Product takes place, Licensee will make quarterly reports to The Regents on or before each January 31, April 30, July 31 and October 31 of each year. Each such report will cover Licensee's most recently completed fiscal quarter and will show (a) the gross sales and the Net Selling Price of Licensed Products sold by the Licensee during the most recently completed fiscal quarter;
(b) the gross royalty income due to Licensee from each sublicense; (c) the royalties, payable in U.S. dollars, which shall have accrued hereunder with respect to such sales and such royalty accruals; (d) the exchange rates used in determining the amount of U.S. dollars. If no sales of Licensed Products have been made during any reporting period, a statement to this effect shall be required.

     7.2 With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Selling Price, and royalty payable shall be expressed in U.S. dollars. With respect to

[*] =CONFIDENTIAL TREATMENT REQUESTED
sales of Licensed Products invoiced in currency other than U.S. dollars, the gross sales, Net Selling Price, and royalty payable shall be expressed in the domestic currency of the party making the sale together with the U.S. dollar equivalent of the royalty payable, calculated using the appropriate selling rate for such currency quoted in the Continental terms method of quoting exchange rates (local currency per U.S. $1) in New York, New York, on the last day of the reporting period. If any sublicensee makes any sales invoiced in a currency other than its domestic currency, the gross sales and Net Selling Price shall be converted to its domestic currency in accordance with the sublicensee's normal accounting practice.

     7.3 The Licensee also agrees to report to The Regents the date of the first commercial sale of Licensed Product within thirty (30) days of its occurrence in each country.

                            8.   BOOKS AND RECORDS
                            ----------------------

     8.1 The Licensee shall keep books and records accurately showing all Licensed Products manufactured or sold by it under the terms of this Agreement. Upon written request and after reasonable notice, not more often than once in each year, Licensee shall permit a representative selected by The Regents, except one to whom Licensee has some reasonable objection, to have access during normal business hours to such records of Licensee as may be reasonably necessary to determine, in respect of any Licensee fiscal year ending not more than forty-eight (48) months prior to the date of such request, the correctness of any report and/or payment made under this Agreement. Licensee shall include in each sublicense granted pursuant to this Agreement a provision requiring the sublicensee to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by The Regents' representative. Subject to applicable Federal and State Freedom of Information laws, The Regents agree that all information subject to review hereunder or under any such sublicense is confidential and that The Regents shall and shall cause their representative to retain all such

[*] =CONFIDENTIAL TREATMENT REQUESTED
information in confidence. Upon the expiration of forty-eight (48) months following the end of any fiscal year and absent a showing of fraud, the calculation of royalties payable with respect to such year shall be binding and conclusive upon The Regents; and Licensee and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

     8.2 The fees and expenses of the representatives performing such an examination shall be borne by The Regents. However, if an error in favor of The Regents in royalties of more than five percent (5%) of the total royalties due hereunder for the Licensee fiscal year being reviewed is discovered by the representatives of The Regents, then the fees and expenses of these representatives shall be borne by the Licensee.

     8.3  These books and records shall be preserved for at least forty-eight
(48) months from the end of the fiscal year to which they pertain.

                          9.   LIFE OF THE AGREEMENT
                          --------------------------

     9.1 Unless otherwise terminated by operation of law or by acts of the parties pursuant to Articles 10 or 11, this Agreement shall terminate upon expiration of the last to expire of the issued patents included in Regents' Patent Rights.

     9.2 Upon termination of this Agreement pursuant to this Article 9, Article 10 or Article 11, the rights and obligations of the parties shall cease, except for rights, obligations and liabilities of the parties accrued prior to such termination.

                        10.  TERMINATION BY THE REGENTS
                        -------------------------------

     10.1 It is expressly agreed that if the Licensee should fail to deliver to The Regents any statement or report when due, or fail to pay any royalty at the time that the same should be due or if the Licensee should violate or fail in any material respect to perform any covenant, condition, or undertaking of this Agreement on its part to be performed hereunder, then and in such event The Regents may give written notice of such default to the Licensee. If the Licensee should fail

[*] =CONFIDENTIAL TREATMENT REQUESTED
to repair such default within sixty (60) days of such notice, The Regents shall have the right to terminate this Agreement and the license herein by written notice to the Licensee. Upon such notice of termination to the Licensee, this Agreement shall automatically terminate. Such termination shall not relieve the Licensee of its obligation to pay any royalty or license fees due or owing at the time of such termination and shall not impair any accrued right of The Regents.

                       11.  TERMINATION BY THE LICENSEE
                       --------------------------------

     11.1 The Licensee shall have the right to terminate this Agreement, in whole or as to any specified patent or any claim of such patent, at any time, and from time to time, by giving notice in writing to The Regents. Such termination may be made with respect to one or more countries without affecting this Agreement or the licenses granted hereunder in any other country. Such termination shall be effective ninety (90) days from such notice.

     11.2 Any termination pursuant to the above paragraph shall not relieve the Licensee of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind anything done by the Licensee or any payments made or other consideration given to The Regents hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

        12.  DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION
        --------------------------------------------------------------

     12.1 Upon termination of this Agreement by either party pursuant to Articles 10 or 11, the Licensee shall provide The Regents with a written inventory of all Licensed Products in process of manufacture, in use or in stock and shall have the privilege of disposing of such Licensed Products within a period of ninety (90) days, provided, however, that all such Licensed Products shall be subject to the terms of this Agreement.

                    13.  PATENT PROSECUTION AND MAINTENANCE
                    ---------------------------------------

[*] =CONFIDENTIAL TREATMENT REQUESTED

     13.1 The Regents shall diligently prosecute and maintain any patent applications and patents included in Regents' Patent Rights using counsel of their choice and after due consultation with the Licensee. The Regents shall provide the Licensee with copies of all relevant documentation on a confidential basis so that the Licensee may be informed and apprised of the continuing prosecution and maintenance.

     13.2 The Regents shall use their best efforts to amend any patent application to include claims reasonably requested by the Licensee.

     13.3 The preparation, filing and prosecuting of all foreign patent applications licensed herein and set forth in Exhibit "A", as well as the maintenance of all resulting patents, shall be at the sole expense of the Licensee. Royalties payable under this Agreement for sale of Licensed Products in any given country covered by such foreign patent rights may be reduced by a credit equal to the costs of such expenses. Such patents shall be held in the name of The Regents and shall be obtained using counsel of The Regents' choice.

     13.4 The Licensee's obligation to underwrite and to pay foreign patent prosecution costs shall continue for so long as this Agreement remains in effect, provided, however, that the Licensee may terminate its obligations with respect to any foreign patent application or patent upon three (3) months' written notice to The Regents. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at their sole discretion and expense; provided, however, that the Licensee shall have no further right or licenses thereunder.

                              14.  PATENT MARKING
                              -------------------

     14.1 The Licensee agrees to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                15.  USE OF NAMES, TRADE NAMES, AND TRADEMARKS
                ----------------------------------------------

[*] =CONFIDENTIAL TREATMENT REQUESTED

     15.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing). The use of the name, The Regents of the University of California, or the name of any U.C. Campus or facility is expressly prohibited.

     15.2 Each party hereto further agrees not to use or refer to this Agreement or any license granted hereunder in any promotional activity associated with Licensed Products hereunder, without the express written approval of the other party.

                         16.  WARRANTY BY THE REGENTS
                         ----------------------------

     16.1 The Regents warrant that they have the lawful right to grant this license.

     16.2 The Regents make no express or implied warranties of merchantability or fitness of the Invention for a particular purpose.

     16.3  Nothing in this Agreement shall be construed as:

           a) a warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights; or

           b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

           c) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in
               Article 17; or

           d) conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights; or

[*] =CONFIDENTIAL TREATMENT REQUESTED

            e) an obligation to furnish any know-how not provided in Regents' Patent Rights.

                               17.  INFRINGEMENT
                               -----------------

     17.1 In the event that the Licensee shall learn of the infringement of any patent licensed under this Agreement, the Licensee shall call The Regents' attention thereto in writing. Both Parties to this Agreement agree that during the period and in a jurisdiction where the Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining the consent of the other Party, which consent shall not be unreasonably denied. Both Parties shall use reasonable efforts in cooperation with each other to terminate such infringement [*]. "Reasonable efforts", as contemplated in this paragraph 17.1, shall not be construed as obligating the Licensee to agree to the granting of a license under Regents' Patent Rights to a third party in order to terminate such infringement. The obligation to use reasonable efforts to terminate an infringement shall not be construed as limiting or restricting Licensees' right to request or bring suit as specified in paragraphs 17.2 and 17.3.

     17.2 The Licensee may request that The Regents take legal action against the infringement of Regents' Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to the Licensee. If the infringing activity has not been abated within ninety
(90) days following the effective date of such request, The Regents shall have the right to :

           (17.2a) commence suit on their own account; or

           (17.2b) refuse to participate in such suit, and The Regents shall give notice of their election in writing to the Licensee by the end of the one-hundredth (100th) day after receiving notice of such request from the Licensee. The Licensee may thereafter bring suit for patent infringement if and only if

[*] =CONFIDENTIAL TREATMENT REQUESTED

               The Regents elect not to commence suit (other than as nominal party plaintiff) and if the infringement occurred during the period and in a jurisdiction where the Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at their own expense.

     17.3 In the case of an infringement of Regents' Patent Rights as defined in Section 271(e) of Title 35 of the United States Code, the Licensee shall provide The Regents with written notice of such occurrence and shall provide The Regents with copies of any notice which the Licensee receives as required by the Drug Price Competition and Patent Term Restoration Act (Public Law 98-417,
------------------------------------------------------
hereinafter, "the Act") to be given by an applicant for an abbreviated NDA or a "paper NDA" pursuant to section 101 or 103 of the Act to a holder of an approved NDA. If the Licensee wishes action to be taken against such infringement, as provided in the Act, Licensee shall request such action in written notice to The Regents. Within thirty (30) days of receiving said request, The Regents shall give written notice to the Licensee of its election to:

           (17.3a) commence suit on their own account; or (17.3b) refuse to participate in such suit.

The Licensee may thereafter bring suit for patent infringement as provided by the Act if and only if The Regents elect not to commence suit (other than as nominal party plaintiff) and if the infringement occurred during the period that the Licensee had exclusive rights in the United States under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at their own expense.

     17.4 Any legal action as is brought shall be at the expense of the party by whom suit is filed. Any damages or costs recovered by The Regents in connection with a lawsuit filed by them hereunder, after first

[*] = CONFIDENTIAL TREATMENT REQUESTED
reimbursing The Regents for their costs and expenses of the lawsuit, shall be equally divided by the Licensee and The Regents. Any damages or costs recovered in connection with any lawsuit filed by Licensee hereunder, after reimbursing the Licensee for its costs and expenses in connection with the lawsuit, shall be divided as follows: [*] to The Regents and [*] to the Licensees. Nothing herein obligates The Regents or the Licensee to enter into any litigation of any nature whatsoever with regard to Regents' Patent Rights.

     17.5 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except when such suit is brought jointly, in which case The Regents shall control. The Regents, at their own expense, may be represented by counsel of their choice pursuant to The Regents' determination in any suit brought by the Licensee.

     17.6 In the event that The Regents refuse to participate in a suit and the Licensee brings same, the Licensee may Withhold royalties payable to The Regents during the pendency of the suit and until said suit has been finally concluded. To the extent that the Licensee does not recover attorneys' fees and other out-of-pocket costs as a result of such litigation, such withheld royalties may be applied to the Licensee's expenses (out-of-pocket and in-house) incurred in connection with such suit and the Balance of such withheld royalties, if any, shall be paid to The Regents upon disposition of the suit; provided, however, that if as a result of such suit, all claims of patents included within Regents' Patent Rights under which Licensee is selling a Licensed Product shall be held invalid, Licensee may retain the balance of such withheld royalties which pertain to such Licensed Product until such decision shall be finally reversed by an unappealed or unappealable decree of a court of competent jurisdiction and higher dignity.

[*] = CONFIDENTIAL TREATMENT REQUESTED

                                  18.  WAIVER
                                  -----------


     18.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                          19.  MOST FAVORED LICENSEE
                          --------------------------

     19.1 Any provision of this Agreement to the contrary notwithstanding, if when otherwise permitted by the terms of this Agreement, The Regents grant a third party a license under Regents Patent Rights (other than the U.S. Government License), The Regents shall forward a copy of such third party license to Licensee. If such third party license contains royalty terms more favorable than those contained herein, Licensee shall have the right and option to substitute said royalty terms for the respective terms of this Agreement.

                               20.  ARBITRATION
                               ----------------

     20.1 At the request of either party, any controversy or claim-arising out of or relating to the provisions of this Agreement shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association, dated May 1, 1978, and judgment upon the award rendered by the Arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction.

                              21.  ASSIGNABILITY
                              ------------------

     21.1 This Agreement is binding upon and shall inure to the benefit of The Regents, their successors and assigns, but shall be personal to the Licensee and assignable by the Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld; provided, however, that the Licensee, without such consent, may assign or sell the same in connection with the transfer or sale of all or substantially all of its business relating to human pharmaceuticals or in the event of merger or consolidation with another company. No

[*] = CONFIDENTIAL TREATMENT REQUESTED
assignment shall relieve either party of responsibility for any accrued obligation which such party has hereunder. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

                                22.  INDEMNITY
                                --------------

     22.1 The Licensee agrees to indemnify and hold The Regents harmless against any and all claims and liability for personal injury, product liability, and workman's compensation arising out of the Licensee's manufacture, use and sale of Licensed Products. The Regents shall promptly notify the Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intend to invoke the provisions of this Article 21. The Regents will permit the Licensee, at its discretion, to settle any such claim or suit and agrees to the complete control of such defense or settlement by the Licensee.
No such claim or suit shall be settled without the prior written consent of the Licensee and the Licensee shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Regents, their employees and agents, shall cooperate fully with the Licensee and its legal representatives in the investigation and defense of any claims or suits to which this Article 22 applies.
                              23.  LATE PAYMENTS
                              ------------------

     23.1 In the event royalty payments or fees are not received by The Regents when due, the Licensee shall pay to The Regents interest charges at the rate of ten percent (10%) per annum on the total royalties or fees due for the reporting period.

                       24.  FOREIGN LICENSE REGISTRATION
                       ---------------------------------

     24.1 The Licensee agrees to register this Agreement when required by the laws of any country in the Territory, to pay all costs and legal fees connected therewith, and shall otherwise comply with all national laws applicable to this Agreement.

[*] = CONFIDENTIAL TREATMENT REQUESTED

             25.  NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE
             ----------------------------------------------------
                  COMPETITION AND PATENT TERM RESTORATION ACT
                  -------------------------------------------


     25.1 The Regents shall notify Licensee of (a) the issuance of each U.S, patent included within Regents' Patent Rights, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within Regents' Patent Rights which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the "Act"), including but not necessarily limited to notices pursuant to Sections 101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA") or a "paper" NDA. Such notices shall be given promptly, but in any event within ten (10) calendar days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

     25.2 The Regents hereby authorize Licensee (a) to include in any NDA for a Licensed Product, as Licensee may deem appropriate under the Act, a list of patents included within Regents' Patent Rights identifying The Regents as patent owner that relate to such Licensed Product and such other information and Licensee in its reasonable discretion believes is appropriate to be filed pursuant to the Act; and (b) in consultation with The Regents, to exercise any rights that may be exerciseable by an exclusive licensee and NDA holder under The Regents' Patent Rights. The Regents agree as patent owners under the Act to apply for an extension of the term of any patent included within Regents' Patent Rights, as permitted by the Act, upon request Licensee. The Regents agree to cooperate with the Licensee in the exercise of the authorizations granted heredin, and will execute such documents and take such additional action as the Licensee may reasonables request in connection therewith.

                                 26.  NOTICES
                                 ------------

[*] = CONFIDENTIAL TREATMENT REQUESTED

     26.1 Any payment, notice or other communication required or permitted to be given to either party hereto shall be deemed to have been properly given and to be effective (a) upon delivery if delivered in person, or (b) upon four days after mailing if mailed by first-class certified mail, postage paid, to the respective address given below, or to such other address as shall designate by written notice given to the other party as follows:

     In the case of the Licensee:            LIPOSOME TECHNOLOGY, INC.
                                             1050 Hamilton Court
                                             Menlo Park, CA 94025
                                             Attention: President
                                                        ---------
     In the case of The Regents:             THE REGENTS OF THE UNIVERSITY
                                             OF CALIFORNIA
                                             2199 Addison Street
                                             Berkeley, California 94720
                                             Attention: Director, Patent,
                                                        -----------------
                                               Trademark & Copyright Office
                                               ----------------------------

                              27.  GOVERNING LAWS
                              -------------------

     27.1 This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

                              28.  FORCE MAJEURE
                              ------------------

     28.1 The failure by either party to perform any term of this Agreement when caused by or resulting from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrectios, riots, civil commotions, acts of God, or any other cause beyond the control of such party, and which is a result thereof, shall not constitute a default or breach under any term of this Agreement.

[*] = CONFIDENTIAL TREATMENT REQUESTED

                              29.  MISCELLANEOUS
                              ------------------

     29.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     29.2 This Agreement will not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event, it shall be effective as of the date first above written.

     29.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

     29.4 Both parties hereby expressly agree that it is the intention of neither party to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government or agency thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the parties hereto, in a final unappealed or unappealable order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the parties hereto.

     29.5 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

[*] = CONFIDENTIAL TREATMENT REQUESTED

     IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

     LIPOSOME TECHNOLOGY, INC.                THE REGENTS OF THE UNIVERSITY
                                                     OF CALIFORNIA

     By /s/  Nicolaos Arvanitidis             By /s/  Louis J. Strom
        --------------------------               -----------------------------
                (Signature)                                (Signature)

     Name   Arvanitidis                       Name Louis J. Strom
           -----------------------                 ---------------------------
               (Please Print)                             (Please Print)

     Title  Chairman                          Title  Acting Director, Patent,
           -----------------------                   -------------------------
                                                     Trademark & Copyright
           _______________________                   -------------------------
                                                     Office
                                                     -------------------------

     Date  July 27, 1986                      Date   July 31, 1986
           -----------------------                   -------------------------

[*] = CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "A"

United States Patent No. [*] entitled [*], issued on [*] to [*], and assigned to The Regents of the University of California. Corresponding foreign Patent Applications filed in the following countries:

                                 Belgium

                                 Germany (West)

                                 France

                                 Luxembourg

                                 Switzerland/Lichtenstein

                                 United Kingdom

[*] = CONFIDENTIAL TREATMENT REQUESTED

                                      27.